Exhibit 99(a)
FOR IMMEDIATE RELEASE
REGENERON REPORTS POSITIVE PHASE 1 DATA FOR THE VEGF
TRAP IN AGE-RELATED MACULAR DEGENERATION
Preliminary results show improvements in vision and retinal swelling
VEGF Trap was well tolerated at all dose levels
Company also announces initiation of phase 2 trial
Tarrytown, New York (May 1, 2006) – Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN) announced today positive preliminary results from its phase 1 trial of the Vascular Endothelial Growth Factor (VEGF) Trap in patients with the neovascular form of age-related macular degeneration (wet AMD). In addition to meeting its primary endpoints of safety and tolerability at all dose levels, the VEGF Trap demonstrated positive preliminary efficacy results. Based on these encouraging data, the Company announced today the start of a phase 2 trial in wet AMD. The data from the phase 1 trial were presented today at the 2006 Association for Research in Vision and Ophthalmology (ARVO) Annual Meeting and are available on the Company’s web site, www.regeneron.com.
“We are very encouraged both by the promising safety and tolerability data from this trial and by the observed improvements in both retinal swelling and visual acuity in patients following a single dose of this very high-affinity VEGF blocking agent,“ said George Yancopoulos, M.D., Ph.D., Regeneron’s Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories. “With the start of the phase 2 trial, we hope to validate these early, preliminary findings in a more comprehensive study, determine an optimal dosing regimen, and progress rapidly to registration studies for the VEGF Trap in wet AMD. In addition, we have initiated a small pilot study in patients with diabetic macular edema (DME).”
About the Phase 1 Study
A total of 21 patients with wet AMD received a single intravitreal injection of 0.05, 0.15, 0.5, 1, 2, or 4 milligrams (mg) of VEGF Trap. Patients were followed for 6 weeks at which time they were permitted, according to the study protocol, to receive other available treatments. The report presented at the ARVO meeting covers the initial 6-week evaluation phase of the trial, for which data is now available for all 21 patients. Preliminary results were as follows:

•	Single doses of the VEGF Trap were generally well tolerated at all dose levels tested (0.05 to 4 mg), with no systemic or serious adverse events reported. Dose escalation to the highest planned dose was achieved without reaching a maximum tolerated dose (MTD).

•	Of the 20 patients evaluable for efficacy, 95 percent had stabilization or improvement in visual acuity, defined as ≤ 15 letter loss on the Early Treatment of Diabetic Retinopathy Study (ETDRS) eye chart.

•	The best corrected visual acuity (BCVA) for all patients in the study increased by a mean of 4.8 letters at 6 weeks. In the two highest dose groups (2 mg and 4 mg), the mean improvement in BCVA was 13.5 letters, with three of six patients gaining 15 or more letters.

•	There was a large, rapid and sustained decrease in retinal thickness as measured by ocular coherence tomography (OCT). As measured by posterior pole OCT scans, the median excess retinal thickness was 194 microns at baseline and 60 microns at 6 weeks; as assessed by the Fast Macular Scan protocol, the median excess retinal thickness was 119 microns at baseline and 27 microns at 6 weeks.
Phase 2 Trial
Based on the preliminary phase 1 results, the Company announced today the start of a 150 patient, 12 week, phase 2 trial of the VEGF Trap in wet AMD. The trial is designed to evaluate treatment with multiple doses of the VEGF Trap using different doses and different dosing regimens, as well as safety and efficacy.
Additional Data to be Presented at ARVO
Listed below are the titles and presentation times for additional clinical and pre-clinical data that have been scheduled for presentation at ARVO:
•	Pharmacokinetics and Ocular Tissue Penetration of VEGF Trap after Intravitreal Injection in Rabbits (May 1, 8:30 am)

•	Pre-clinical Development of VEGF Trap for the Treatment of Neovascular Disease (May 1, 9:00 am)

•	Safety Evaluation of Intravitreal Administration of VEGF Trap in Cynomolgus Monkeys for 13 Weeks (May 1, 11:15 am)

•	Low Dose, Subconjunctival Administration of VEGF Trap Inhibits Suture-Induced Neovascularization and Inflammation (May 1, 11:15 am)

•	Intravitreal Administration of VEGF Trap Suppresses Vascular Leak in the Retinas of Diabetic Rats (May 1, 11:15 am)

•	Intravitreal Administration of VEGF Trap Inhibits Pathological Retinal Neovascularization in a Mouse Model of Oxygen-Induced Retinopathy (May 1, 11:15 am)

•	Macular Edema: Lessons from Early Clinical Experiences (May 1, 1:15 pm)

•	Histologic Evaluation of Laser-Induced Choroidal Neovascularization (CNV) in Primates Receiving Intravitreal Injections of VEGF Trap: Correlation with Florescein Angiography (May 1, 3:00 pm)

•	A Double-Masked, Placebo-Controlled, Safety and Tolerabiltiy Study of Intravenous VEGF Trap in Patients with Diabetic Macular Edema (DME) (May 3, 8:30 am)

•	Single Dll4 Allele Deletion Alters Retinal Vascular Development in Mice (May 3, 12:00 pm)
The VEGF Trap in Opthamalogy
Vascular endothelial growth factor (VEGF) is a naturally occurring protein in the body whose normal role is to trigger formation of new blood vessels (angiogenesis) to support the growth of the body’s tissues and organs. It has also been associated with the abnormal growth and fragility of new blood vessels in the eye, which lead to the development of wet AMD. Other molecules that have been evaluated for treatment of wet AMD by blocking VEGF, including Macugen®, which has been approved by the US Food and Drug Administration, have demonstrated that blocking VEGF can result in stabilization or improvement of vision in patients with wet AMD. Wet AMD is the leading cause of vision loss and blindness in Americans aged 65 and over, with approximately 1.5 million people affected with this condition in the United States.
The VEGF Trap is a fully human, soluble VEGF receptor fusion protein that binds all forms of VEGF-A along with the related placental growth factor (PlGF). The VEGF Trap is designed to block the interaction of these growth factors with cell-surface receptors and prevent the subsequent formation of the new blood vessels that play an important role in the development of wet AMD.
About Regeneron Pharmaceuticals
Regeneron is a biopharmaceutical company that discovers, develops, and intends to commercialize therapeutic medicines for the treatment of serious medical conditions. Regeneron has therapeutic candidates in clinical trials for the potential treatment of cancer, eye diseases, and inflammatory diseases and has preclinical programs in other diseases and disorders.
This news release discusses historical information and includes forward-looking statements about Regeneron and its products, programs, finances, and business, all of which involve a number of risks and uncertainties, such as risks associated with preclinical and clinical development of our drug candidates, determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize our drug candidates, competing drugs that are superior to our product candidates, unanticipated expenses, the availability and cost of capital, the costs of developing, producing, and selling products, the potential for any collaboration agreement, including our agreement with the sanofi-aventis Group, to be canceled or to terminate without any product success, risks associated with third party intellectual property, and other material risks. A more complete description of these and other material risks can be found in Regeneron’s filings with the United States Securities and Exchange Commission (SEC), including its Form 10-K for the year ended December 31, 2005. Regeneron does not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise unless required by law.
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Contact
Lauren Tortorete
212.845.5609
ltortorete@biosector2.com